                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                                (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                              EQUIDYNE CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)




                ------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0- 11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                             [EQUIDYNE CORPORATION]

                                                                 [July 13], 2004

Dear Stockholder:

      You are cordially invited to attend a special meeting of stockholders of Equidyne Corporation to be held on [Tuesday, August 3], 2004, at 10:00 A.M., at 3604 Tower 1, Kerry Everbright City, 218 Tian Mu Road West, Shanghai, P.R. China 200070.

      The only business to be conducted at the special meeting is to discuss and vote upon the following matters:

      1. To approve an amendment of our certificate of incorporation to change our name to Cathay Merchant Group, Inc. and to increase the number of authorized shares of our common stock from 35,000,000 to 55,000,000.

      2. To approve the issuance, if necessary, of such number of shares of our common stock to MFC Merchant Bank S.A. as may be required by the terms of our credit facility.

      3. To transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

      All voting matters are described in further detail in the accompanying notice of annual meeting and proxy statement.

      After careful consideration, our board of directors has determined that the foregoing matters are in the best interest of our company and has unanimously recommended that our stockholders vote "FOR" the proposals described in the accompanying proxy statement.

      Please read the accompanying notice of special meeting and proxy statement carefully. Whether or not you plan to attend, you can ensure that your shares are represented and voted at the special meeting by promptly completing, signing, dating and returning the enclosed proxy card in the envelope provided. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the special meeting. Any stockholder attending the special meeting may vote in person even if the stockholder has returned a proxy.

      We look forward to seeing you on [August 3], 2004.

                                                   Sincerely,



                                                   Lewis Cheung,
                                                   President

                This proxy statement is dated [July 13], 2004 and is first being mailed to our stockholders on or about [July 13], 2004.

                              EQUIDYNE CORPORATION

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                  TO BE HELD ON
                                [AUGUST 3], 2004

To the Stockholders of Equidyne Corporation:

      Equidyne Corporation, a Delaware corporation, will be holding a special meeting of stockholders on [Tuesday, August 3, 2004], 10:00 A.M., local time, at 3604 Tower 1, Kerry Everbright City, 218 Tian Mu Road West, Shanghai, P.R. China 200070:

      1. To approve an amendment of our certificate of incorporation to change our name to Cathay Merchant Group, Inc. and to increase the number of authorized shares of our common stock from 35,000,000 to 55,000,000.

      2. To approve the issuance, if necessary, of such number of shares of our common stock to MFC Merchant Bank S.A. as may be required by the terms of our credit facility.

      3. To transact such other business as may properly come before the meeting or any adjournment or postponement of the annual meeting.

      If our stockholders do not approve each of proposals one and two, then neither of the proposals will be implemented, even if approved by our stockholders.

      The accompanying proxy statement describes the foregoing items of business in more detail. You are encouraged to read the entire document carefully. Only stockholders of record at the close of business on [June 30], 2004, the record date, are entitled to receive notice of and to vote at the special meeting and at any adjournment or postponement of the special meeting. All stockholders are cordially invited to attend the special meeting in person.

      Our board of directors has unanimously approved and authorized, and recommends your approval of the amendment of our certificate of incorporation and our issuance of shares to MFC Merchant Bank S.A. pursuant to the terms of the credit facility, and believes that each of these transactions is advisable, fair to and in the best interests of our stockholders. The board recommends that you vote "FOR" each of the proposals described above.

      WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the special meeting. Any stockholder attending the special meeting may vote in person even if the stockholder has returned a proxy.

                                            By Order of the Board of Directors,



                                            Lewis Cheung, Secretary

______________,______________
[July 13] , 2004

                                TABLE OF CONTENTS

                                                                            Page

QUESTIONS AND ANSWERS
INFORMATION ABOUT OUR COMPANY
INFORMATION ABOUT SOLICITATION AND VOTING
     Proxy Solicitation
     Record Date and Quorum Requirement
     The Proposals and Voting Requirements
     Dissenters' and Appraisal Rights
     Voting and Revocation of Proxies
     Recommendation of the Board of Directors
     Additional Information - Stockholder Proposals
     Security Ownership of Certain Beneficial Owners and Management

PROPOSAL ONE - Amendment of Our Certificate of Incorporation
     General
     Reasons to Change Name
     Reasons to Increase Authorized Shares of Common Stock
     Potential Effects of Increase of Authorized Shares
     Required Vote
     Board Recommendation

Proposal Two - Potential Issuance of Common Stock Pursuant to the MFC
  Credit Facility
     Overview
     Terms of the Credit Agreement
     Requirement of Stockholder Approval
     Interests of Certain Persons
     Required Vote
     Board Recommendation
OTHER MATTERS

      You should rely only on the information contained in this document. We have not authorized anyone to provide you with information different from that contained in this document. This is not an offer to sell, and it is not a solicitation of offers to buy, the securities offered by this document in jurisdictions where offers and sales are not permitted under the laws of those jurisdictions. The information contained in this document is accurate only as of the date of this document regardless of the time of delivery or of any sale of the securities offered by this document.

                              QUESTIONS AND ANSWERS

Q:    WHAT ARE THE MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING?

A: We are asking you to vote on the following proposals at the special meeting:

      - To approve an amendment of our certificate of incorporation to change our name to Cathay Merchant Group, Inc. and to increase our number of authorized shares of common stock from 35,000,000 to 55,000,000.

      - To approve the issuance, if necessary, of such number of shares of our common stock to MFC Merchant Bank S.A. ("MFC") as may be required by the terms of our credit facility.

      - To transact such other business as may properly come before the meeting or any adjournment or postponement of the annual meeting.

Q:    WHY ARE WE PROPOSING TO CHANGE OUR NAME TO CATHAY MERCHANT GROUP, INC.?

A: We are proposing to change our name to better identify us and our primary business as a financial holding company operating through our subsidiary, CMG Shanghai Ltd., an international merchant banking company organized under the laws of the People's Republic of China ("CMG Shanghai").

Q: WHY ARE WE PROPOSING TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK FROM 35,000,000 TO 55,000,000?

A: We are proposing to increase the number of authorized shares of our common stock to allow us to have future flexibility to issue shares to incentivize employees and grow our business. We would be able to use the additional authorized shares for (i) the issuance of common stock upon the exercise of options issued pursuant to the terms of our stock option plans; (ii) future financing and acquisition transactions; and (iii) general corporate purposes that may be identified by the board. In addition, a portion of the additional authorized shares may be used to effect the proposed issuance of shares of our common stock to MFC pursuant to the terms of our credit facility.

Q:    IS STOCKHOLDER APPROVAL REQUIRED TO AMEND OUR CERTIFICATE OF
      INCORPORATION?

A: Yes. Under Section 242(b)(2) of the Delaware General Corporation Law, we are required to obtain the affirmative vote of the majority of our outstanding shares of common stock to amend our certificate of incorporation.

Q: WHY ARE WE PROPOSING TO ISSUE OF SHARES OF OUR COMMON STOCK TO MFC UNDER OUR CREDIT FACILITY?

A: We recently entered into a credit agreement with MFC for the purpose of providing a source of funding for the international merchant banking activities of our operating subsidiary, CMG Shanghai, as well as for other general corporate purposes. Under the credit agreement, MFC has agreed to lend to us up to $20,000,000 at any time and from time to time until March 31, 2009. Until the maturity date, MFC may convert all available amounts (whether or not actually borrowed) under the credit facility into shares of our common stock at a specified conversion price.

Q: WHY ARE WE SEEKING STOCKHOLDER APPROVAL TO ISSUE SHARES OF OUR COMMON STOCK TO MFC UNDER OUR CREDIT FACILITY?

A: Section 713 of the American Stock Exchange Company Guide requires stockholder approval of any transaction, other than a "public offering," involving the sale, issuance, or potential issuance by an American Stock Exchange-listed company of its common stock (or securities convertible into common stock) equal to 20% or more of its presently outstanding stock for less than the greater of book or market value of the stock. If MFC elected to convert the entire $20,000,000 available under the credit facility at the specified conversion price, the conversion could result in the issuance of common stock equal to 20% or more of our presently outstanding stock for less than the greater of book or market value of the stock. Under the current terms of the credit facility, the maximum number of shares into which the credit facility can be converted is equal to 19.9% of our outstanding stock at the time of such conversion. However, we have agreed to use our best effort to obtain stockholder approval permitting MFC to convert the credit facility into shares in excess of this amount.

      Under Section 216 of the Delaware General Corporation Law, we are required to obtain the affirmative vote of the majority of shares present in person or represented by proxy at the special meeting and entitled to vote on the proposal.

Q:    DO ANY OF OUR STOCKHOLDERS HAVE INTERESTS WHICH MAY CONFLICT WITH MINE?

A: Yes. When considering the recommendations of our board of directors, you should be aware that certain of our stockholders have interests that are different from, or in addition to, yours. These interests include:

      - MFC beneficially holds 588,044 shares of our common stock, or 3.76% of our common stock outstanding as of June 3, 2004. Such shares are registered in the name of Sutton Park International Limited, a wholly owned subsidiary of MFC's parent, MFC Bancorp Ltd.

      - Michael Smith, a member of our board of directors and our former chief executive officer, is the chief executive officer of MFC Bancorp Ltd.

Q:    DOES THE BOARD OF DIRECTORS RECOMMEND A VOTE IN FAVOR OF THE PROPOSALS?

A: Our board of directors has approved and authorized the amendment of our certificate of incorporation and the issuance of shares of our common stock to MFC Merchant Bank S.A. under the terms of the credit facility, subject in each case to stockholder approval. These matters were approved unanimously by the full board. See "Information About Solicitation and Voting - Recommendation of the Board of Directors" for a description of the board vote.

      The board of directors recommends the certificate of amendment to amend our certificate of incorporation and the issuance of shares of common stock to MFC as may be required by the terms of the credit facility. The board of directors believes that each of these transactions is advisable, fair to and in the best interests of Equidyne stockholders. The board of directors recommends that the Equidyne stockholders vote "FOR" each of the proposals described above.

      Michael Smith, a current member of our board of directors, was not a board member at the time these proposals were approved by the board.

Q:    HAS ANYONE INDICATED HOW THEY WILL VOTE?

A: MFC Merchant Bank S.A. and its affiliates, which as of the record date have voting control over approximately 3.76% of our outstanding common stock, have indicated that their respective shares will be present at the meeting and that they will vote in favor of the proposals described above.

Q:    WHAT SHOULD I DO NOW?

A: After carefully reading and considering the information contained in this document, you should cast your votes by completing, signing and dating your proxy card. The completed proxy card should be returned in the enclosed postage-prepaid envelope. You can also attend the special meeting and vote in person. See "The Special Meeting."

Q:    WHEN AND WHERE WILL THE VOTE TAKE PLACE?

A: The special meeting will be held on [Tuesday, August 3], 2004, at 10:00 a.m., local time, at 3604 Tower 1,

      Kerry Everbright City, 218 Tian Mu Road West, Shanghai, P.R. China 200070.

Q:    WHEN SHOULD I SEND MY PROXY CARD? CAN I CHANGE MY VOTE?

A: You should send in your proxy card as soon as possible so that your shares will be voted at the special meeting. You may change or revoke your proxy at any time before your shares are voted at the special meeting by sending a written notice to our Secretary so that it is received prior to the special meeting, by executing and returning a later-dated proxy, or by voting in person at the special meeting. See "Information About Solicitation and Voting - Voting and Revocation of Proxies".

Q:    WHAT HAPPENS IF I DO NOT VOTE?

A: If you fail to submit a proxy or vote at the special meeting, your shares will not be counted as present for purposes of determining the presence or absence of quorum and will have the same effect as a vote against the proposal to amend the certificate of incorporation but will have no effect on the proposal to issue shares of common stock to MFC pursuant to the credit facility.

      If you return a properly signed proxy card but do not indicate how you want to vote, your proxy will be counted as present for purposes of determining the presence of quorum and will be voted vote "FOR" each of the proposals.

      If you submit a proxy and affirmatively elect to abstain from voting, your proxy will be counted as present for the purpose of determining the presence of quorum but will not be voted at the special meeting. Consequently, your abstention will have the same effect as a vote against the proposal to amend the certificate of incorporation but will have no effect on the proposal to issue shares of common stock to MFC pursuant to the equity line of credit.

Q: IF MY SHARES ARE HELD BY A BROKER, CUSTODIAN BANK OR OTHER NOMINEE, HOW CAN I VOTE?

A: If your shares are held by a broker, custodian bank or other nominee, you must contact them to vote on your behalf. They cannot vote your shares without receiving instructions from you. If you instruct them on how to vote your shares, you must follow directions received from them if you wish to change your vote.

Q: AM I ENTITLED TO DISSENTERS' OR APPRAISAL RIGHTS IN CONNECTION WITH THE PROPOSALS?

A: No. Under Delaware law, you are not entitled to dissenters' or appraisal rights in connection with the proposals.

Q: DOES THE BOARD OF DIRECTORS EXPECT ANY OTHER MATTERS BESIDES THE PROPOSALS TO BE VOTED ON AT THE SPECIAL MEETING?

A: Our board of directors does not expect any other matters to be voted on at the special meeting. If any other matters do properly come before the special meeting, the people named on the accompanying proxy card will vote the shares represented by all properly executed proxies in their discretion. However, shares represented by proxies that have been voted "AGAINST" the proposals will not be used to vote "FOR" adjournment of the special meeting to allow more time to solicit additional votes "FOR" adoption of the proposals. See "Information About Solicitation and Voting
      - Voting and Revocation of Proxies."

Q:    WHAT SHOULD I DO IF I HAVE ANY QUESTIONS?

A: If you have any questions, need additional copies of rights offering documents or otherwise need assistance, please contact Lewis Cheung, Secretary, by mail at 3604 Tower 1, Kerry Everbright City, 218 Tian Mu Road West, Shanghai, P.R. China 200070, or telephone 011-86-21-6353-0012.

                              EQUIDYNE CORPORATION

                                 PROXY STATEMENT
                     FOR THE SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON [AUGUST 3], 2004


                          INFORMATION ABOUT OUR COMPANY

      We are a financial holding company whose business is conducted primarily through our operating subsidiary, CMG Shanghai Ltd. ("CMG Shanghai"), a company organized under the laws of the People's Republic of China.

      Since our formation in 1977, we have invested in various medical device companies and technologies. From January 1999 until January 2004, we had principally focused on the development of patented, needle-free drug delivery systems, principally the reusable INJEX(TM) System. In early 2002, our executive management evaluated our technologies, markets and production capabilities and concluded that a change in our strategic focus was necessary as our production capabilities were not cost effective nor were our sales and marketing programs generating satisfactory results. We evaluated strategic alternatives both within and outside of the medical products industry. On January 6, 2004, Equidyne Systems, Inc., a wholly owned subsidiary of Equidyne Corporation, sold all its right, title and interest in and to its needle-free technologies to HNS International Inc.

      From January 2004 to April 2004, we pursued the opportunity to enter into the international merchant and investment banking industry, culminating in our acquisition of Cathay Merchant Group Ltd., a company organized under the laws of Samoa, and its wholly owned subsidiary, CMG Shanghai, in April 2004. CMG Shanghai is an international merchant banking company engaged in a broad spectrum of activities related to the integrated combination of banking, trading, financing commercial trade and proprietary investing. CMG Shanghai's merchant banking activities provide specialized banking and corporate finance services and advise clients on corporate strategy and structure, including mergers and acquisitions and capital raising. These activities also include proprietary trading in commodities and natural resources and proprietary investing of our own capital in enterprises to realize long-term or trading gains. CMG Shanghai acts for clients located in the People's Republic of China, Hong Kong, Taiwan and other portions of the Asian market. CMG Shanghai is headquartered in Shanghai, People's Republic of China.

      Upon receiving stockholder approval, we will change our name to Cathay Merchant Group, Inc.

      We were incorporated in Delaware on January 28, 1977 under the name American Electromedics Corp. We changed our name to Equidyne Corporation on January 5, 2000. Our principal executive offices are located at 3604 Tower 1, Kerry Everbright City, 218 Tian Mu Road West, Shanghai, P.R. China 200070, and our telephone number at that address is 011-86-21-6353-0012.

                    INFORMATION ABOUT SOLICITATION AND VOTING

PROXY SOLICITATION

      This document is being delivered to you in connection with the solicitation by the board of directors of proxies to be voted at the special meeting of stockholders to be held on [Tuesday, August 3], 2004 at 10:00 a.m., local time, at 3604 Tower 1, Kerry Everbright City, 218 Tian Mu Road West, Shanghai, P.R. China 200070. We will pay all expenses in connection with solicitation of the proxies. Our officers, directors and regular employees, who will receive no additional compensation for their services, may solicit proxies by telephone or personal call. We have asked brokers and nominees who hold stock in our stockholders' names to give this document to their customers. This document is first being mailed on or about [July 13], 2004.

RECORD DATE AND QUORUM REQUIREMENT

      Our stockholders of record at 5:00 p.m. New York time on [June 30], 2004, the record date, are entitled to notice of, and to vote at, the special meeting. Each holder of record of our common stock at the close of business on the record date is entitled to one vote for each share then held on each matter voted on by stockholders. At the close of business on the record date, there were [____________] shares of our common stock issued and outstanding held by [_____] holders of record and by approximately [____] persons or entities holding in nominee name.

      The holders of shares having a majority of the voting power of our common stock must be present in person or represented by proxy to constitute a quorum for the transaction of business. Abstentions are counted for purposes of determining whether a quorum exists. If you hold your shares of common stock through a broker, custodian bank or other nominee, generally the nominee may only vote your common stock in accordance with your instructions. However, if it has not timely received your instructions, the nominee may vote on matters for which it has discretionary voting authority. Brokers generally will not have discretionary voting authority to vote on any of the transactions. If a nominee cannot vote on a matter because it does not have discretionary voting authority, this is a "broker non-vote" on that matter. Broker non-votes are counted as shares present or represented at the special meeting for purposes of determining whether a quorum exists.

THE PROPOSALS AND VOTING REQUIREMENTS

      The purpose of the special meeting is to consider and vote on the following proposals:

      - to consider and vote on a proposal to adopt a certificate of amendment to amend our certificate of incorporation, which would, among other things, change our name to Cathay Merchant Group, Inc. and increase the number of authorized shares of our common stock;

      - to consider and vote on the issuance, if necessary, of such number of shares of common stock to MFC Merchant Bank S.A. ("MFC") as may be required by the terms of our credit facility;

      - to transact any other business that properly comes before the special meeting.

      Each of the proposals requires stockholder approval. You are being asked to vote on each of the proposals separately and may vote in favor of any or all of these matters on an individual basis. However, your approval the proposed certificate of amendment of our certificate of incorporation and your approval of the issuance, if necessary, of such number of shares of common stock to MFC as may be required by the terms of our credit facility are dependent upon one another. For either of these events to occur, our stockholders must approve both proposals.

DISSENTERS' AND APPRAISAL RIGHTS

      Under Delaware law you are not entitled to appraisal rights in connection with the proposals.

VOTING AND REVOCATION OF PROXIES

      You will be asked to vote on each proposal set forth above and may vote in favor of any or all of these matters on an individual basis. You may also abstain from voting with respect to any or all of the proposals. For purposes of the vote required under Delaware law, a failure to vote, a vote to abstain and a broker non-vote will each have the same legal effect as a vote against adoption of the proposals.

      You may revoke your proxy at any time before it is exercised by one of the following means:

      -     sending our Secretary a notice revoking it;

      -     submitting a duly executed proxy with a later date; or

      -     voting in person at the special meeting.

      All shares represented by each properly executed and not revoked proxy received by our Secretary prior to the special meeting will be voted in accordance with the instructions given on the proxy. If no instructions are indicated, the proxy will be voted "FOR" approval of each of the transactions.

      Our board of directors is not aware of any other matters to be voted on at the special meeting. If any other matters properly come before the special meeting, including a motion to adjourn the special meeting in order to solicit additional proxies, the persons named on the proxy card will vote the shares represented by all properly executed proxies on those matters in their discretion, except that shares represented by proxies that have been voted "AGAINST" adoption of the proposals will not be used to vote "FOR" adjournment of the special meeting to allow additional time to solicit additional votes "FOR" the transactions.

      We do not expect our accountants to be present at the special meeting.

ADDITIONAL INFORMATION - STOCKHOLDER PROPOSALS

      Any stockholder who wishes to submit a proposal for inclusion in the proxy material and for presentation at Equidyne's 2004 Annual Meeting of Stockholders must forward such proposal to 3604 Tower 1, Kerry Everbright City, 218 Tian Mu Road West, Shanghai, P.R. China 200070, attention: Secretary, so that the Secretary receives it no later than [_______], 2004. Unless a stockholder who wishes to bring a matter before the stockholders at the Annual Meeting notifies the Company of such matter prior to [_____], 2004 the matter will be considered untimely, and the persons named on the proxy will have discretionary voting authority on the matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information with respect to the beneficial ownership of our common stock as of June 3, 2004 by:

      o each person, or group of affiliated persons, known to us to own beneficially more than 5% of our common stock;

      o     each of our directors;

      o     each of our director nominees;

      o     each of our executive officers; and

      o     all of our directors and executive officers as a group.

      Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person, we have included shares for which the named person has sole or shared power over voting or investment decisions. Except as otherwise noted below, the number of shares beneficially owned includes common stock which the named person has the right to acquire, through conversion or option exercise, or otherwise, within 60 days after [______], 2004. Beneficial ownership calculations for 5% stockholders are based solely on publicly filed
Schedule 13Ds or 13Gs, which 5% stockholders are required to file with the Securities and Exchange Commission. Unless otherwise indicated, the address of each beneficial owner listed below is c/o Corporate Secretary, Equidyne Corporation, 3604 Tower 1, Kerry Everbright City, 218 Tian Mu Road West, Shanghai, P.R. China 200070.


                                                                        AMOUNT AND NATURE OF      PERCENTAGE OF
                                                                      BENEFICIAL OWNERSHIP OF    CLASS OF COMMON
         NAME OF BENEFICIAL OWNER                    STATUS                  STOCK (1)             SHARES OWNED

Lloyd I. Miller, III                              Stockholder               1,351,800 (2)             8.65%

Sutton Park International Limited                 Stockholder                 588,044 (3) (5)         3.76%

                                               President, Chief
                                              Financial Officer,
Lewis Cheung                                 Secretary and Director                 0                    0%

Jelena Djordjevic-Lausevic                          Director                        0                    0%

Mirjana Lausevic-Zdravkovic                         Director                        0                    0%

Greg Elderkin                                       Director                        0                    0%

Michael Smith                                       Director                  588,044 (4) (5)         3.76%

All directors and officers of the
Corporation as a group including those
named above (five persons)                                                    588,044                 3.76%

(1) Based on 15,634,829 shares of our common stock outstanding on June 3, 2004.

(2) Includes (a) 828,900 shares of our common stock held with shared dispositive and voting power as (i) advisor to the trustee of certain family trusts, (ii) an investment advisor to Mr. Miller's ex-wives and
      (iii) an investment advisor to the custodian of certain accounts established under the Florida Uniform Gift to Minors Act and (b) 522,900 shares of our common stock held with sole voting and dispositive power as
      (i) the manager of a limited liability company that is the general partner of certain limited partnerships, (ii) the trustee for certain generation skipping trusts, (iii) the custodian of a certain account established under the Florida Uniform Gift to Minors Act and (iv) an individual.

(3) Sutton Park International Limited is a wholly owned subsidiary of MFC Bancorp Ltd. Shares held by Sutton Park International Limited may be deemed to be owned beneficially by MFC Bancorp Ltd., as well as by MFC Merchant Bank S.A., a wholly owned subsidiary of MFC Bancorp Ltd.

(4) Includes 588,044 shares of our common stock registered in the name of Sutton Park International Limited, a wholly owned subsidiary of MFC Bancorp Ltd. Michael Smith is the chief executive officer and a director of MFC Bancorp Ltd.

(5) Pursuant to our credit facility, MFC Merchant Bank S.A. has the right presently to convert the facility into such number of shares of our common stock that will cause it to own or control up to 19.99% of our outstanding common stock. These conversion shares are not included on this beneficial ownership table.

                                  PROPOSAL ONE

                  AMENDMENT OF OUR CERTIFICATE OF INCORPORATION

GENERAL

      Our board of directors has approved and is submitting to our stockholders a proposal to effect an amendment of our certificate of incorporation for the purpose of:

      -     changing Equidyne's name to Cathay Merchant Group, Inc.; and

      - increasing the number of authorized shares of our common stock from 35,000,000 to 55,000,000.

      If approved, we will amend our certificate of incorporation as provided above, which amendment will be effective upon filing with the Delaware Secretary of State. The text of the certificate of amendment to amend our certificate of incorporation is attached to this proxy statement as Appendix A.

REASONS TO CHANGE NAME

      Our board of directors believes that the name "Cathay Merchant Group, Inc." better identifies us and our primary business as a financial holding company operating through our subsidiary, Cathay Merchant Group Ltd. Shanghai, an international merchant banking company organized under the laws of the People's Republic of China.

      The change of our name to Cathay Merchant Group, Inc. will not affect the rights of any stockholder or the validity or transferability of stock certificates currently outstanding. Our stockholders will not be required to surrender or exchange any of our stock certificates that they currently hold. We intend to change our American Stock Exchange trading symbol if the proposed amendment is approved to amend the certificate of incorporation to change our name.

REASONS TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

      Our board has authorized an amendment of our certificate of incorporation to increase the number of authorized shares of common stock from 35,000,000 to 55,000,000. As of June 3, 2004, there were 15,634,829 shares of common stock outstanding. In addition, 1,500,000 shares are reserved for issuance under our 1996 Stock Option Plan, as amended, and 1,000,000 shares are reserved for issuance under our 2002 Long Term Incentive and Share Award Plan. Based upon the foregoing number of outstanding and reserved shares of common stock, we currently have approximately 18,134,829 shares of common stock remaining for other purposes.

      Our board of directors believes that it is in the best interest of Equidyne and our stockholders to have additional shares of common stock authorized and available for issuance or reservation on an as-needed basis without the delay or expense of seeking stockholder approval (unless required by law or then existing American Stock Exchange requirements). The additional shares will be issuable for proper corporate purposes, such as (i) the issuance of common stock upon the exercise of options issued pursuant to the terms of our stock option plans; (ii) for future financing and acquisition transactions; and
(iii) general corporate purposes that may be identified by the board. We believe it to be in our best interests to increase the number of authorized shares of common stock to ensure that adequate shares are available for issuance if such issuance becomes desirable.

      Some of the additionally authorized shares may also be used to issue shares of common stock in connection with the conversion of our credit facility with MFC. For a description of the shares to be issued to MFC in connection with the conversion of our credit facility, please see "Proposal Two." Except for the transactions described above, we are not currently considering any other acquisition transactions, future financings or other general corporate purposes that would require the issuance of shares of our common stock.

POTENTIAL EFFECTS OF INCREASE OF AUTHORIZED SHARES

      Although the increase in the authorized number of shares of common stock will not, in and of itself, have any immediate effect on the rights of our stockholders, any future issuance of additional shares of common stock could affect our stockholders in a number of respects, including the following:

      - Dilution to the existing stockholders, including a dilution of the voting power of the current holders of our common stock, and a decrease in the earnings per share and book value per share of outstanding shares of our common stock at such time. In addition, the issuance of additional shares could adversely affect the market price of our common stock.

      - The issuance of authorized but unissued stock could be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with our board of directors' desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price.

      We have no present intention to use the increased authorized common stock for anti-takeover purposes, nor is the proposed amendment in response to any effort by any person or group to accumulate our stock or to obtain control of us by any means. The proposed amendment is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in our certificate of incorporation or bylaws as in effect on the date hereof. However, the issuance of additional shares of common stock would increase the number of shares necessary to acquire control of the board of directors or to meet the voting requirements imposed by Delaware law with respect to a merger or other business combination involving us. Issuance of additional shares unrelated to any takeover attempt could also have these effects. Management has no current intent to propose anti-takeover measures in future proxy solicitations.

REQUIRED VOTE

      Under Delaware law and our certificate of incorporation, the affirmative vote of a majority of the voting power of all outstanding shares of our common stock is required to amend our certificate of incorporation.

BOARD RECOMMENDATION

      Our board of directors believes that amending our certificate of incorporation is in the best interest of our company and our stockholders and unanimously recommends that the stockholders vote "FOR" the certificate of amendment to amend our certificate of incorporation. Michael Smith, a current member of our board of directors, was not a board member at the time this proposal was approved by the board.

                                  PROPOSAL TWO

     POTENTIAL ISSUANCE OF COMMON STOCK PURSUANT TO THE MFC CREDIT FACILITY

OVERVIEW

      On April 26, 2004, we entered into a credit agreement with MFC in order to provide us with a source of funding for the international merchant banking activities of our operating subsidiary, CMG Shanghai Ltd., as well as for other general corporate purposes. Under the terms of the credit agreement, MFC is entitled to convert all available amounts under the credit facility into shares of our common stock subject to certain limitations described below.

      The foregoing is only a summary of the terms of the credit facility and might not include all of the information that is important to you. For more complete information, we urge you to read the credit facility, a copy of which is attached as Appendix B to this proxy statement.

TERMS OF THE CREDIT AGREEMENT

      General. Under the terms of the credit facility, MFC has agreed to make available to us, subject to the terms and conditions of the credit agreement, a revolving credit facility in the principal amount of up to $20,000,000 at any time and from time to time until the maturity date of March 31, 2009. The maturity date may be extended for an additional six month term at MFC's option and sole discretion. Under the credit agreement, we may use all advances of the credit facility to fund (i) operating and acquisition activities and (ii) working capital and general corporate activities.

      We are required to pay or repay to MFC on March 31, 2009, all amounts owing under the credit facility which have not been previously paid or repaid. Interest on the unpaid principal amount of each advance made to us is payable on the first day of each month beginning May 1, 2004 and accrues day to day and is compounded monthly in arrears. The interest rate under the credit agreement is the one-month London Inter-Bank Offered Rate plus 3.5%. We may, on ten business days' notice to MFC, prepay the outstanding aggregate principal amount of the advances made to us under the credit facility, in whole or in part, together with accrued interest to the date of such prepayment on the amount prepaid.

      Security Interest. As general and continuing security for the performance of our obligations under the credit agreement, we delivered to MFC a pledge agreement in the aggregate principal amount of $20,000,000, in which we pledged all of our existing and future pecuniary claims against third parties to MFC. We also delivered a promissory note in the aggregate principal amount of $20,000,000 in favor of MFC creating a security interest on all of our property, assets and undertakings, including after-acquired assets and the proceeds of any and all assets.

      Fees. We are required to pay to MFC an unused line fee of 0.75% per year on the daily average of the unused amount of the credit facility commitment during the term of the credit agreement. The unused line fee is payable monthly, in arrears, on the first day of each month beginning on May 1, 2004. In addition, we are required to pay to MFC an arrangement fee of $400,000.

      Conversion Rights. At any time or from time to time during the term of the agreement, MFC may convert all or part of the credit facility commitment into shares of our common stock. The rate of exchange for purposes of calculating the number of convertible shares to be exchanged for the commitment (or a portion of the commitment) is (i) the amount of the commitment (or portion thereof) to be converted, divided by (ii) the ten-day average of the closing price per share of our common stock immediately prior to the conversion. MFC may convert the commitment (or portion thereof) by exercising the conversion of outstanding amounts on the credit facility or by advancing such amounts to us and then exercising its conversion right. If we terminate the credit facility, MFC has 60 days from the date of termination to exercise its conversion right.

      In order to comply with the rules of the American Stock Exchange, MFC is not entitled to exercise rights that will cause it to own or control greater than 19.99% of the voting control of Equidyne until such time as we receive stockholder approval to do so. We are required to use our best efforts to secure stockholder approval for the potential issuance of greater than 20% of our common stock to MFC, and our failure to do so is an event of default under the credit agreement.

      Events of Default. An event of default by us under the credit agreement may include any of the following:

      -     our failure to make payments under the credit agreement,

      -     materially incorrect representations and warranties made by us,

      -     our failure to perform certain negative covenants,

      -     our failure to perform other covenants,

      -     our failure to pay debts to third parties,

      -     our bankruptcy or similar event,

      - judgment or order against us for the payment of money in excess of $50,000,

      -     unenforceability of the credit agreement or related documents,

      -     challenge to a security agreement related to the credit agreement,

      -     an event or change resulting in a materially adverse effect,

      -     a change of control in our board of directors, or

      - our failure to secure stockholder approval to permit conversion of the credit facility into shares of our common stock.

      Termination. If an event of default occurs, MFC may at its discretion and with notice to us (i) require us to repay immediately all amounts owed under the credit facility and not previously paid or repaid or (ii) place the credit facility on demand, whereupon the outstanding principal, accrued interest and all other sums payable will become repayable immediately on demand made by MFC. We may terminate the credit facility upon three-months' notice to MFC and upon repayment of all amounts owed under the facility and not previously paid or repaid.

REQUIREMENT OF STOCKHOLDER APPROVAL

      As a company listed on the American Stock Exchange, we are subject to the rules contained in the American Stock Exchange Company Guide. Although we were not required to obtain stockholder approval in connection with the credit agreement with MFC, we are required to seek stockholder approval of our proposed issuance of common stock upon conversion of the equity line of credit. Section 713 of the American Stock Exchange Company Guide requires stockholder approval of any transaction, other than a "public offering," involving the sale, issuance, or potential issuance by an American Stock Exchange-listed company of common stock (or securities convertible into common stock) equal to 20% or more of presently outstanding stock for less than the greater of book or market value of the stock.

      If MFC elected to convert the entire $20,000,000 available under the credit facility at the specified conversion price, the conversion could result in the issuance of common stock equal to 20% or more of our presently outstanding stock for less than the greater of book or market value of the stock. Under the current terms of the credit facility, the maximum number of shares into which the credit facility can be converted is equal to 19.99% of our outstanding stock at the time of such conversion. However, we have agreed to use our best effort to obtain stockholder approval permitting MFC to convert the credit facility into shares in excess of this amount.

      Furthermore, as discussed above, failure by our stockholders to approve the potential issuance of common stock in connection with MFC's conversion right under the credit agreement will constitute an event of default under the credit agreement, which will likely create a liquidity issue for our company.

INTERESTS OF CERTAIN PERSONS

      MFC beneficially holds 588,044 shares, or 3.76%, of our common stock outstanding as of June 3, 2004. Such shares are registered in the name of Sutton Park International Limited, a wholly owned subsidiary of MFC's parent, MFC Bancorp Ltd. Michael Smith, a member of our board of directors and our former chief executive officer, is the chief executive officer of MFC Bancorp Ltd. Based on our ten-day average of the closing price per share of our common stock as of June 3, 2004 of $0.623, the equity line of credit may be converted in its entirety into 32,102,728 shares of our common stock, or 67.25% of our outstanding common stock as of such date. As a result, MFC would be the beneficial holder in the aggregate of approximately 32,690,772 shares of our common stock, or 68.48% of our outstanding common stock as of such date.

      If this proposal is approved by our stockholders and MFC exercises its conversion rights under the credit agreement, MFC (and its affiliates) would substantially increase its beneficial ownership and control over our management and direction of our company. MFC will also be able to exert significant influence over matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other significant transactions. This concentration of voting stock could have the effect of delaying, preventing or causing a change in control. The interests of MFC may also conflict with the interests of the other holders of our common stock.

REQUIRED VOTE

      Under Delaware law and our certificate of incorporation, the affirmative vote of the majority of shares present in person or represented by proxy at the special meeting and entitled to vote on the proposal is required to approve this proposal.

BOARD RECOMMENDATION

      Our board of directors believes that approval of this proposal is in the best interest of our company and our stockholders and unanimously recommends that the stockholders vote "FOR" this proposal. Michael Smith, a current member of our board of directors, was not a board member at the time this proposal was approved by the board.

                                  OTHER MATTERS

      We know of no other matters to be submitted to the special meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form proxy to vote the shares they represent as the board of directors may recommend.

                                                THE BOARD OF DIRECTORS

Dated: [July 13], 2004

                                                                         ANNEX A

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              EQUIDYNE CORPORATION

      EQUIDYNE CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

            FIRST: The Board of Director of the Corporation duly adopted resolutions at a special meeting of the Board of Directors held in accordance with Section 141 of the General Corporation Law of the State of Delaware (the "DGCL"), setting forth proposed amendments (the "Amendments") to the Certificate of Incorporation of the Corporation, declaring the Amendments to be advisable and calling for submission of the Amendment to the stockholders of the Corporation pursuant to Section 242 of the DGCL, and stating that the Amendments would be effective only after approval thereof by the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote thereon.

            SECOND: The Certificate of Incorporation of the Corporation is hereby amended by amending Article FIRST of the Certificate of Incorporation to read as follows:

                  "FIRST: The name of the corporation is Cathay Merchant Group,
            Inc. (the "Corporation")."

            THIRD: The Certificate of Incorporation of the Corporation is hereby amended by amending the first sentence of Article FOURTH of the Certificate of Incorporation to read as follows:

                  "A. AUTHORIZED SHARES. The total number of shares of stock which the Corporation shall have authority to issue is Fifty-Six Million (56,000,000), of which Fifty-Five Million (55,000,000) shall be common stock, $0.10 par value (the "Common Stock"), and One Million (1,000,000) shall be preferred stock, $.01 par value (the "Preferred Stock")".

            FOURTH: The Amendments have been duly adopted by the stockholders of the Corporation, at a special meeting of the stockholders of the Corporation held on [August 3, 2004] in accordance with Section 211 of the DGCL.

            FIFTH: The Amendments were duly adopted in accordance with the applicable provisions of Sections 242 and 141 of the DGCL.

      IN WITNESS WHEREOF, Equidyne Corporation has caused this Certificate to be signed by its [___________] as of the [___] day of [____], 2004.


                                          --------------------------------------
                                      By:
                                          --------------------------------------
                                      Title:
                                            ------------------------------------

                                                                         ANNEX B

                            CREDIT FACILITY AGREEMENT

CREDIT FACILITY AGREEMENT  dated for reference the 26th day of April, 2004,

AMONG:

         MFC MERCHANT BANK S.A., a bank organized under the laws of Switzerland (hereinafter, the "LENDER")

AND:

         EQUIDYNE CORPORATION, a corporation organized under the laws of the State of Delaware (hereinafter, the "BORROWER")


NOW THEREFORE THIS AGREEMENT WITNESSES that the parties hereto agree as follows:

                           ARTICLE 1 - INTERPRETATION

         SECTION 1.1. DEFINITIONS. When used in this agreement (including the recitals and schedules hereto) (this "AGREEMENT") or in any amendment hereto, the terms listed in Schedule A hereto shall, unless otherwise expressly provided, have the meanings assigned to them therein.

                         ARTICLE 2 - THE CREDIT FACILITY

         SECTION 2.1. CREDIT FACILITY. The Lender shall make available to the Borrower in accordance with, and subject to the terms and conditions of, this Agreement, until March 31, 2009 (the "MATURITY DATE"), a revolving credit facility in the principal amount of up to $20,000,000 (the "COMMITMENT") (the "CREDIT FACILITY") and made available to the Borrower by way of Advances in accordance with Section 2.2 hereof. The Maturity Date may be extended for an additional term of up to six months at the option of the Lender, which option is exercisable in the Lender's sole discretion.

         SECTION 2.2. THE ADVANCES. On the terms and conditions set forth herein the Lender, from time to time, on any Banking Day, prior to the Maturity Date, agrees to make advances to the Borrower ("ADVANCES"). Each Advance shall be in an aggregate amount of not less than $50,000 and in integral multiples of $10,000.

         SECTION 2.3. MAKING THE ADVANCES. Each Advance shall be made on three Banking Days' notice. Each such notice shall be given by a borrowing notice in form satisfactory to the Lender (the "BORROWING NOTICE") which shall specify therein (i) the requested date of such Advance; (ii) the aggregate amount of such Advance; and (iii) the Outstanding Amount having given effect to such Advance.

         SECTION 2.4. USE OF PROCEEDS. The Borrower shall use all Advances to fund: (i) operating and acquisition activities; and (ii) working capital and general corporate activities.

         SECTION 2.5. UNUSED LINE FEE. The Borrower agrees to pay to the Lender an unused line fee (the "UNUSED LINE FEE") of three-quarters of one percent (.75%) per annum on the daily average of the unused amount of the Commitment during the period commencing on the date of this Agreement and ending on the Maturity Date. The Unused Line Fee shall be payable monthly, in arrears, on the first day of each month and shall be calculated commencing May 1, 2004.

                              ARTICLE 3 - REPAYMENT

         SECTION 3.1. PAYMENTS. The Borrower shall pay or repay to the Lender on the Maturity Date all amounts owing under the Credit Facility and not previously paid or repaid hereunder, without set-off, counterclaim or deduction, unless, in the case of set-off, such set-off is specifically acknowledged in writing by the Lender.

         SECTION 3.2. INTEREST ON ADVANCES. The Borrower shall pay to the Lender on the first Banking Day of each calendar month (the "INTEREST PAYMENT DATES"), the first such date falling on May 1, 2004, Interest on the unpaid principal amount of each Advance made to it from the date of such Advance in U.S. Dollars, until such principal amount shall be repaid in full, at the Interest Rate. Interest shall accrue from day to day and shall be compounded monthly in arrears.

         SECTION 3.3. FEES. Provided the Lender is prepared to make Advances to the Borrower up to the amount set forth in Section 2.1 hereof, the Borrower shall pay the Lender on the Closing Date an arrangement fee equal to $400,000 (the "ARRANGEMENT FEE"), whether or not any Advances are made under this Agreement; provided that the parties hereto may agree in writing to include the Arrangement Fee as an Outstanding Amount, with Interest to be paid thereon in accordance with Section 3.2 hereof and to be repaid in accordance with Section
3.1 hereof.

         SECTION 3.4. BORROWER'S RIGHT TO PREPAY THE LOAN. The Borrower may, on ten Banking Days' prior notice given to the Lender, prepay the outstanding aggregate principal amount of the Advances made to the Borrower under the Credit Facility, in whole or in part, together with accrued Interest to the date of such prepayment on the amount prepaid. Each prepayment shall be in a principal amount of not less than $50,000 and in integral multiples of $10,000 thereafter.

                              ARTICLE 4 - SECURITY

         SECTION 4.1. SECURITY. As general and continuing security for the performance of all Obligations of the Borrower under the Credit Facility Documents, the Borrower shall deliver to the Lender, in form and substance satisfactory to the Lender:

         (a) on or prior to the Closing Date, a pledge agreement in the aggregate principal amount of $20,000,000.00, which agreement shall pledge all existing and future pecuniary claims of the Borrower against third parties; and

         (b) promissory note in the aggregate principal amount of $20,000,000.00 (the "NOTE") duly created by the Borrower in favor of the Lender, which Note shall contain a first fixed and specific charge and security interest on the interest of the Borrower in and to all of its property, assets and undertakings and a floating charge on the interest of the Borrower in and to all of its other property, assets and undertakings not otherwise specifically mortgaged and charged under the Note, including but not limited to, after acquired assets or the proceeds of any and all assets. The Borrower agrees that at any time and from time to time it will take all actions necessary to effect or maintain the security interest created hereby and in the Note.

         SECTION 4.2. CONTINUED PERFECTION AND AGREED RELEASES OF SECURITY. Borrower shall take such action and execute and deliver to the Lender such agreements, conveyances, deeds and other documents and instruments as the Lender shall reasonably request for the purpose of establishing, perfecting, preserving and protecting the Security, in each case forthwith upon request therefor by the Lender and in form and substance reasonably satisfactory to the Lender.

                ARTICLE 5 - CONDITIONS PRECEDENT TO THE ADVANCES

         SECTION 5.1. CONDITIONS PRECEDENT TO THE INITIAL ADVANCE. The obligation of the Lender to make its initial Advance is subject to the fulfillment of: (i) the conditions precedent set forth in Section 5.2; and (ii) the following conditions precedent:

         (a)      the Lender shall have received, in a form satisfactory to it:
                  (i) copies certified by a senior officer of the Borrower of its Charter Documents, the resolutions of its board of directors approving the Credit Facility Documents to which it is a party and all documents evidencing any necessary corporate action of the Borrower with respect to the Credit Facility Documents to which it is a party; (ii) a certificate of good standing for the Borrower; and (iii) a favorable opinion of Borrower's counsel as to such matters as the Lender may require;

         (b) the Credit Facility Documents other than the Guarantee shall have been executed and delivered to the Lender, the Security shall have been created, and all registrations, filings or recordings necessary or desirable to preserve, protect or perfect the enforceability and priority of such Security shall have been completed, all in such form, content and manner as is satisfactory to the Lender;

         (c) all of the representations and warranties of the Borrower contained in Article 6 hereof shall be true and correct on and as of the Closing Date as though made on and as of such date; and (d) the Lender shall have received such other documents as it may reasonably request.

         SECTION 5.2. CONDITIONS PRECEDENT TO ALL ADVANCES. The obligation of the Lender to make an Advance and the right of the Borrower to deliver a Borrowing Notice shall be subject to the condition precedent that on the date of such Advance and after giving effect thereto and to the application of proceeds therefrom: (i) the representations and warranties of the Borrower contained in Article 6 hereof are true and correct on the date of the Advance as if made on and as at such date; (ii) no event has occurred and is continuing, or would result from such Advance, which constitutes or would, with the giving of notice or the passage of time, constitute an Event of Default; (iii) such Advance will not violate any applicable Law; (iv) there have been no amendments to the Charter Documents or authorizing resolutions of the Borrower, subsequent to those delivered to the Lender pursuant to Section 5.1(a), which are material to the ability of the Borrower to enter into this Agreement and any of the other Credit Facility Documents to which the Borrower is a party and to perform its obligations hereunder and thereunder; and (v) the Lender shall have received, if requested, such other certificates and documentation as it may reasonably request with respect to the foregoing and opinions from Borrower's counsel updating opinions previously delivered.

                   ARTICLE 6 - REPRESENTATIONS AND WARRANTIES

         SECTION 6.1. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Lender as outlined in Schedule B hereto.

                      ARTICLE 7 - COVENANTS OF THE BORROWER

         SECTION 7.1. AFFIRMATIVE COVENANTS. Until the Obligations are paid and satisfied in full and this Agreement has been terminated, the Borrower shall (or, if applicable, shall cause the relevant action to take place):

         (a) FINANCIAL REPORTING. Deliver to the Lender as soon as available and in any case within 45 days or 90 days after the end of each financial quarter or year, respectively, quarterly and audited annual financial statements of the Borrower, prepared in accordance with generally accepted accounting principles and certified by a senior officer of the Borrower as being true and correct in all material respects;

         (b) CORPORATE EXISTENCE. Preserve and maintain in full force and effect its corporate existence and all qualifications to carry on the Borrower's business;

         (c) COMPLIANCE WITH LAWS, ETC. Comply with all applicable Laws, non-compliance with which could have a Material Adverse Effect;

         (d) PAYMENT OF TAXES AND CLAIMS. Pay and discharge before the same shall become delinquent: (i) all Taxes, assessments and Official Body charges or levies; and (ii) all lawful claims which, if unpaid, might become a Lien upon or in respect of its business or the Borrower's assets or properties;

         (e) VISITATION, INSPECTION, ETC. Permit the Lender or any representative thereof on reasonable notice to visit and inspect the Borrower's business, to examine the Borrower's records and make copies and take extracts therefrom, and to discuss the Borrower's affairs, finances and accounts with the officers of the Borrower at such reasonable times during normal office hours and as often as may be reasonably requested;

         (f) NOTICE OF DEFAULT. Promptly notify the Lender in writing of any default or Event of Default or any default, or event, condition or occurrence which with notice or lapse of time, or both, would constitute a default, under any agreement;

         (g) MAINTAIN TITLE. Maintain and, as soon as reasonably practicable, defend and take, all action necessary or advisable at any time, and from time to time, to maintain, defend, exercise or renew its right, title and interest in and to all of its property and assets;

         (h) PAY OBLIGATIONS TO LENDER AND PERFORM OTHER COVENANTS. Make full and timely payment of its obligations hereunder and duly comply with the terms and covenants contained in each of the Credit Facility Documents, all at the times and places and in the manner set forth therein, and at all times take all action necessary to maintain the Liens provided for under or pursuant to this Agreement and the Security Documents as valid and perfected first Liens on the property intended to be covered thereby (subject only to Permitted Encumbrances);

         (i) NOTICES OF OFFICIAL BODY ACTION. Promptly notify the Lender in writing of any notice of any action by any Official Body or any action, suit, proceeding or investigation (or any basis therefor) pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower before any Official Body, where the amount involved exceeds $50,000 or the equivalent amount in another currency;

         (j) NOTE. Execute and deliver to the Lender the Note contemplated in Section 4. 1 (b) hereof at or prior to the time of Closing; and

         (k) FURTHER ASSURANCES. At its cost and expense, upon request by the Lender, duly execute and deliver, or cause to be duly executed and delivered, to the Lender, such further instruments and do and cause to be done such other acts as may be necessary or proper in the reasonable opinion of the Lender to carry out more effectually the provisions and purposes of this Agreement and the other Credit Facility Documents.

         SECTION 7.2. NEGATIVE COVENANTS. Until the Obligations are paid and satisfied in full and this Agreement has been terminated, the Borrower shall not (or, if applicable, shall not permit the relevant action to take place), unless the Lender otherwise consents in accordance with the provisions of this
Agreement:

         (a) LIENS. Create, incur, assume or suffer to exist any Lien on any of its property or assets now owned or hereafter acquired other than the Liens created prior to the entering into of this Agreement or Liens created by the Security and any Permitted Encumbrances;

         (b) DEBT. Create, incur, assume or suffer to exist, contingently or otherwise, any Debt other than Debt created prior to the entering into of this Agreement or Debt created by this Agreement;

         (c) CHANGE IN NATURE OF BUSINESS. Make or permit to exist any change, condition, event or occurrence in or with respect to the nature of its business which when taken individually with all other changes, conditions, events or occurrences could reasonably be expected to have a Material Adverse Effect;

         (d) MERGERS, ETC. Enter into or agree to enter into any transaction or series of related transactions (whether by way of reconstruction, reorganization, consolidation, combination, amalgamation, merger, transfer, sale, lease, modification or otherwise), whereby: (i) all or substantially all of the Borrower's undertaking, property or assets will become the property of any other person or the continuing corporation resulting therefrom; (ii) there would be permitted any change in the direct or indirect Control of the Borrower; or (iii) the corporate structure of the Borrower would be modified, changed, altered or amended in any manner;

         (e) DISTRIBUTIONS. Prior to payment in full of all Obligations hereunder, make any payment on account of a redemption or a distribution or return of capital (including, without limitation, cash dividends or any repayment of shareholder loans or distributions) to any shareholder or holder of securities;

         (f) USE OF PROCEEDS. Use the proceeds of any Advance made available to the Borrower hereunder for repayment of any shareholder loans or short-term loans or redemption of any shareholder capital without the prior written consent of the Lender;

         (g) SUBSIDIARIES. Create any Subsidiaries or transfer and/or assign any assets or operations to any Subsidiaries; and

         (h) AGREEMENTS WITH RELATED PARTIES. Enter into any agreement or arrangement with any person with whom the Borrower does not deal at arm's-length, including any affiliate thereof.

SECTION 7.3. RIGHTS. As part of the Lender's compensation for the services to be performed by it under this Agreement, the Lender may at any time and from time to time during the term of the Agreement convert the Commitment or any portion thereof of the Credit Facility to shares of common stock of the Borrower (the "CONVERTIBLE SHARES").

         The rate of exchange for purposes of calculating the number of shares of Convertible Shares to be exchanged for the Commitment or a portion thereof should be as follows:

                      amount of Commitment to be converted

                                        /

         the 10 day average of the closing price of the Borrower's stock

         Notwithstanding anything herein to the contrary, the Lender may convert the Commitment or any portion thereof by exercising the conversion of outstanding amounts on the Credit Facility or by advancing such amounts to the Borrower and then exercising such conversion rights. In the event that the Borrower terminates this Credit Facility, the Lender shall have 60 days from the date of termination to exercise these conversion rights. Notwithstanding anything herein to the contrary, the Lender shall not be entitled to exercise rights that will cause the Lender to own or control greater than 19.99% of the voting control of the Borrower until such time as the Borrower has received shareholder approval to do so. The Borrower shall use its best efforts to secure the approval of this measure from it shareholders within 90 days of the Closing Date. Failure to secure such an approval shall be an Event of Default hereunder.

                          ARTICLE 8 - EVENTS OF DEFAULT

         SECTION 8.1. EVENTS OF DEFAULT. An event of default ("EVENT OF DEFAULT") shall have occurred and be continuing in respect of the Borrower if:

         (a) FAILURE TO MAKE PAYMENTS. The Borrower shall fail to pay any principal, Interest, fees or other amounts hereunder when the same becomes due and payable and in the case of Interest, fees and other amounts, the failure shall remain unremedied for a period of three (3) Banking Days following notice from the Lender to the Borrower;

         (b) REPRESENTATIONS AND WARRANTIES INCORRECT. Any representation or warranty made by the Borrower or the Guarantor herein or in any other Credit Facility Document or any representation, warranty or certification made by the Borrower or the Guarantor (or any of their officers) in any certificate or other writing delivered in connection with any of the Credit Facility Documents, or any representation or warranty deemed to be made by the Borrower or the Guarantor provided herein or therein, shall prove to have been incorrect in any material respect when made or deemed to be made;

         (c) FAILURE TO PERFORM NEGATIVE COVENANTS. The Borrower shall fail to observe any of the negative covenants or financial covenants contained in the Credit Facility Documents including, without limitation, in Section 7.2;

         (d) FAILURE TO PERFORM OTHER COVENANTS. The Borrower shall fail to perform or observe any other term, covenant or agreement contained in any of the Credit Facility Documents and such failure shall remain unremedied for 15 days;

         (e) FAILURE TO PAY DEBTS TO THIRD PARTIES. The Borrower shall fail to pay the principal of or premium or interest on any Debt which is outstanding in an aggregate principal amount in excess of $50,000 (or the equivalent amount in any other currency) when the same becomes due and payable and such failure shall remain unremedied for a period of five Banking Days;

         (f) EVENT OF BANKRUPTCY. The Borrower shall commit or permit to exist any Event of Bankruptcy in respect of the Borrower;

         (g) JUDGMENTS. Any judgment or order for the payment of money in excess of $50,000 (or the equivalent amount in any other currency) in respect of the Borrower shall be rendered against the Borrower and enforcement proceedings shall have been commenced by any creditor upon such judgment or order and not stayed within 10 days;

         (h) UNENFORCEABILITY. This Agreement or any Credit Facility Document shall, at any time after execution and delivery, and for any reason (other than in accordance with the respective terms), cease to be in full force and effect or shall be declared to be null and void, or the validity or enforceability of any thereof shall be contested by the Borrower or any other party thereto, or the Borrower or any other such party shall deny that it has any further liability or obligation thereunder;

         (i) CHALLENGE TO SECURITY. Any of the Security shall at any time after the execution and delivery of the relevant Security Document and for any reason cease to constitute a valid and subsisting Lien (subject only to Permitted Encumbrances) in respect of the assets and properties referred to therein or cease to rank in priority or in the matter contemplated herein other than by reason of the act or omission of the Lender;

         (j) MATERIAL ADVERSE EFFECT. There occurs any change, condition, event or occurrence which, when considered individually or together with all other changes, conditions, events or occurrences could reasonably be expected to have a Material Adverse Effect; and

         (K) CHANGE OF CONTROL OR THREATENED CHANGE OF CONTROL OF THE BOARD OF DIRECTORS OF THE BORROWER. There occurs the change of control or threatened change of control in the total voting power of the Board of Directors of the Borrower such that the current Board does not continue in at least 51% of the voting power of the entire Board. For purposes of this section "change of control or threatened change of control" shall include but not be limited to a proxy contest or take out bid relating to the removal or dilution of the current Board of Directors of the Borrower below such voting power.

         (L) FAILURE TO SECURE SHAREHOLDER APPROVAL. The failure of the Borrower to secure the approval of the shareholders to permit the conversion of this Credit Facility into the Conversion Shares.

                             ARTICLE 9 - TERMINATION

         SECTION 9.1. TERMINATION BY LENDER IN CASE OF DEFAULT. If an Event of Default occurs, the Lender may, by notice to the Borrower, at Lenders entire discretion, either (a) require the Borrower immediately to repay all amounts owed under the Credit Facility and not previously paid or repaid hereunder, including, but not limited to the Unused Line Fee according to Section 2.5., whereupon they shall become immediately due and payable; or (b) place the Credit Facility on demand, whereupon the Loan together with accrued interest and all other sums payable under this Agreement shall become repayable immediately on demand made by the Lender. Delay in exercising or non-exercise of any such right is not a waiver of that right. At any time, Lender shall maintain its rights under Section 7.3.

         SECTION 9.2. TERMINATION BY THE BORROWER. The Borrower may at anytime terminate the Loan Facility, by giving three (3) month prior notice to the Lender and by subsequently repaying all amounts owed under the Credit Facility and not previously paid or repaid hereunder, including, but not limited to the Unused Line Fee according to Section 2.5., to the Lender according to Section
3.4. above. During the termination period, Lender shall maintain its rights under Section 7.3.

         SECTION 9.3. FEES. The termination for any reason and at any time shall not influence Borrowers duty to pay the fees due under the present Agreement, including, but not limited to the Arrangement Fee according to Section 3.3. and the Unused Line Fee according to Section 2.5 until the Maturity Date. All fees shall become due and payable immediately upon notification of the termination.

                           ARTICLE 10 - MISCELLANEOUS

         SECTION 10.1. NOTICES, ETC. Except as otherwise expressly provided herein, all notices, requests, demands, directions and communications by one party to the other shall be sent by hand delivery or registered mail, and shall be effective when hand delivered or when delivered by the relevant postal service, as the case may be. All such notices shall be addressed to the President of the notified party at its address given on the signature page of this Agreement, or in accordance with any unrevoked written direction from such party to the other party in accordance with this Section 9.1.

         SECTION 10.2. REIMBURSEMENT FOR CERTAIN EXPENSES AND CHARGES. (1) The Borrower shall pay or cause to be paid and shall indemnify and save the Lender harmless against liability for the payment of all reasonable out-of-pocket expenses, including without limitation counsel or compliance review fees and expenses and disbursements incurred by the Lender in connection with, among other things, the preparation or review of documentation pursuant to this Agreement, on-site inspections by the Lender or the enforcement or preservation of rights under this Agreement or the other Credit Facility Documents or any agreement or instrument contemplated hereby or thereby, including such expenses as may be incurred by the Lender in the collection of the Obligations or any litigation, proceeding or dispute in any way relating to the Obligations or the Credit Facility Documents or in connection with remittances, bank charges, wire charges or the customary charges by the Lender for banking services.

         (2) The parties hereto may agree in writing to include any expenses as an Outstanding Amount, with Interest to be paid thereon in accordance with
Section 3.2 hereof and to be repaid in accordance with Section 3.1 hereof.

         SECTION 10.3. NO WAIVER; REMEDIES. No failure on the part of the Lender or the Borrower to exercise, and no delay in exercising, any right under any of the Credit Facility Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any of the Credit Facility Documents preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Law.

         SECTION 10.4. TAXES, COSTS, ETC. All payments by the Borrower under this Agreement and the other Credit Facility Documents, including but not limited to those contemplated in Section 9.2 hereof, shall be made free and clear of, and without deduction or withholding for, Taxes unless such Taxes are required by Law to be deducted or withheld. If the Borrower shall be required by Law to deduct or withhold any Taxes from or in respect of any sum payable under this Agreement or the other Credit Facility Documents: (i) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings applicable to additional amounts paid under this Section 9.4, the Lender receives an amount equal to the sum it would have received if no deduction or withholding had been made; (ii) the Borrower shall make such deductions or withholdings; and (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable Law.

         SECTION 10.5. RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default, the Lender shall have the right, to the fullest extent permitted by Law, to set off and apply any and all deposits at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower, against any and all of the obligations of the Borrower now or hereafter existing under any of the Credit Facility Documents.

         SECTION 10.6. JUDGMENT CURRENCY. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder to the Lender from U.S. Dollars (the "ORIGINAL CURRENCY") into the Judgment Currency, the parties hereto agree that the rate of exchange used shall be that at which in accordance with normal banking procedures the Lender could purchase the Original Currency with the Judgment Currency on the Banking Day preceding that on which final judgment is paid or satisfied.

         SECTION 10.7. GOVERNING LAW. The Credit Facility Documents shall be governed by, and construed in accordance with, the laws of Switzerland and shall be treated in all respects as Swiss contracts without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

         SECTION 10.8. CONSENT TO JURISDICTION. (1) Each of the parties hereby irrevocably attorns to the non-exclusive jurisdiction of the Courts of Zurich (Switzerland) in any action or proceeding arising out of or relating to this Agreement, or any other Credit Facility Document. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law; and (2) nothing in this Section 9.8 shall affect the right of the Lender to serve legal process in any other manner permitted by Law or affect the right of the Lender to bring any action or proceeding against the Borrower or its property in the courts of other jurisdictions.

         SECTION 10.9. ENGLISH VERSION. The parties hereby represent, warrant, acknowledge and agree that: (i) they have agreed that this Agreement be drawn up in the English language; and (ii) the English version of this Agreement shall govern for all purposes.

         SECTION 10.10. SUCCESSORS AND ASSIGNS. The Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender, which consent may be arbitrarily withheld.

         SECTION 10.11. SEVERABILITY. If one or more provisions of this Agreement and/or a Security Document be or become invalid, or unenforceable in whole or in part in any jurisdiction, the validity of the remaining provisions of this Agreement and/or a Security Document shall not be affected. The parties hereto undertake to replace any such invalid provision without delay with a valid provision which as nearly as possible duplicates the economic intent of the invalid provision.

         SECTION 10.12. COUNTERPARTS. This Agreement may be executed in counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

         SECTION 10.13. SYNDICATION/PARTICIPATION. The Lender may sell, transfer, assign, participate, syndicate or negotiate to one or more third parties, in whole or in part, the Commitment and its rights under this Credit Facility Agreement all without the prior consent of the Borrower.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                 THE LENDER

                                 MFC MERCHANT BANK S.A.

                                 Per: /s/ Peter Hediger
                                      ----------------------------------
                                            Authorized Signing Officer

                                 Per: /s/ Michael Haettenschwiler
                                      ----------------------------------
                                            Authorized Signing Officer

                                 THE BORROWER

                                 EQUIDYNE CORPORATION

                                 Per: /s/ Lewis Cheung, President
                                      ----------------------------------
                                            Authorized Signing Officer

                                 Per: /s/ Lewis Cheung, Secretary
                                      ----------------------------------
                                            Authorized Signing Officer

                                   SCHEDULE A

                                   DEFINITIONS

"BANKING DAY" shall mean any day other than a Saturday, Sunday, public holiday under the laws of the State of New York or other day on which banking institutions are authorized or obligated to close in New York, New York.

"BBA LIBOR" means the one month London Inter-Bank Offered Rate fixed daily by the BBA;

"CHARTER DOCUMENTS" means constating documents and by-laws, and all amendments thereto;

"CLOSING DATE" means two Banking Days following satisfaction by the Borrower or waiver by the Lender of all conditions to Advance set out in the Credit Documents or such other date as may be agreed upon by the parties;

"CONSENT" means any permit, license, approval, consent, order, right, certificate, judgment, writ, injunction, award, determination, direction, decree, authorization, franchise, privilege, grant, waiver, exemption and other concession or by-law, rule or regulation;

"CONTROL" over a person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or other equity interest, representation on its board of directors or body performing similar functions, by contract or otherwise. The terms "CONTROLLING" and "CONTROLLED" will have corollary meanings;

"CREDIT FACILITY DOCUMENTS" means this Agreement, the Security Documents and the Information Documents and all other documents to be executed and delivered to the Lender or by the Borrower or the Guarantor thereunder;

"DEBT" of any person means: (i) all indebtedness of such person for and in respect of borrowed money, including obligations with respect to bankers' acceptances, letters of credit and letters of guarantee; (ii) all indebtedness of such person for the deferred purchase price of property or services represented by a note or other evidence of indebtedness or other security; (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even though the rights or remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (iv) all obligations under leases which, in accordance with GAAP (or accounting principles generally accepted in the jurisdiction of incorporation or organization of such person), are recorded as capital leases in respect of which such person is liable as lessee; (v) the aggregate amount at which any shares in the capital of such person which are redeemable or retractable at the option of the holder thereof may be retracted or redeemed; and (vi) all Debt Guaranteed by such person; provided that obligations related to any grant or subsidy which is to be reimbursed on a revenue or profit success basis are not considered Debt under this definition;

"DEBT GUARANTEED" by any person means the maximum amount which may be outstanding at any time of all Debt of the kind referred to in (1) through (v) or the definition of Debt which is directly or indirectly guaranteed by such person or such person agreed (contingently or otherwise) to purchase or otherwise acquire, or in respect of which such person is otherwise assured a creditor against loss by means of an indemnity, security or bond;

"DOLLAR" or "$" means the currency of the United States of America.

"EVENT OF BANKRUPTCY" means, in respect of any person, that such person shall generally not pay its Debts as such Debts become due, or shall admit in writing its inability to pay its Debts generally as they become due, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any such person seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding-up, a reorganization, arrangement, adjustment, protection, relief or a composition of it or its Debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or for the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against such person (but not instituted by such person), either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against such person or for the appointment of a receiver, trustee, custodian or other similar official for such person or for any substantial part of its property) shall occur; or such person shall take any action to authorize any of the actions set forth above;

"INFORMATION DOCUMENTS" means, collectively, at any time and in any form, information provided by the Borrower or on behalf of the Borrower, or by the Guarantor or on behalf of the Guarantor, to the Lender in writing in respect of the Borrower's business or the Guarantor's business, including, without limitation, all certificates, the financial statements of the Borrower or the Guarantor and all materials reasonably requested by the Lender for the purpose, inter alia, of providing such information to prospective assignees, all as from time to time amended, supplemented or replaced;

"INTEREST" means the interest accrued on Advances outstanding from time to time at the Interest Rate compounded monthly not in advance, and payable, in arrears, on the Interest Payment Dates;

"INTEREST PERIODS" means, collectively, periods of one month, each subsequent period commencing upon the expiry of the prior period, and "INTEREST PERIOD" means any one such period. Interest shall be calculated on the basis of a year of 360 days and the actual number of days (including the first day but excluding the last day) occurring in the period for which such Interest is payable;

"INTEREST RATE" means, at any time, Libor plus 3.5% per annum. With each successive Interest Period the Libor shall be reset on the second Banking Day prior to the commencement of the Interest Period and there shall be a corresponding change in the rate of interest payable under this Agreement without the necessity of prior notice thereof to the Borrower or any other person;

"JUDGMENT CURRENCY" means the currency in which a court of competent jurisdiction may render judgment in connection with any litigation relating to the repayment of any amounts under this Agreement; "Law" means any law (including common law and equity), constitution, statute, order, treaty, regulation, rule, ordinance, order, injunction, writ, judgment, determination, decree or award of any Official Body;

"LIBOR" means BBA Libor or, if no such published rate is then available, the rate of interest calculated by the Lender, as being the arithmetic average (rounded up, if necessary, to the nearest full multiple. of 1/16 of one percent) at which, in accordance with its normal practice, it would be prepared to offer to leading banks in the London interbank market for delivery on the first day of the particular Interest Period and for a period equal to such Interest Period based on the number of days comprised therein, deposits in U.S. Dollars of amounts comparable to the Principal Sum or the balance outstanding thereof during such Interest Period, at or prior to 11:00 a.m. London, England, local time on the second Banking Day prior to an Advance and thereafter on the second Banking Day prior to the commencement of each subsequent Interest Period;

"LIEN" means any mortgage, pledge, lien, hypothecation, security interest or other encumbrance or charge (whether fixed, floating or otherwise) or title retention, any right of set-off (arising otherwise than by operation of Law) and any deposit of monies under any agreement or arrangement whereby such monies may be withdrawn only upon the fulfillment of any condition as to the discharge of any other indebtedness or other obligation to any creditor, or any right of or arrangement of any kind with any creditor to have its claim satisfied prior to other creditors with or from the proceeds of any properties, assets or revenues of any kind now owned or later acquired;

"MATERIAL ADVERSE EFFECT" means: (i) a material adverse effect on the property or assets of the Borrower and its Subsidiaries taken as a whole; (ii) a material adverse effect on the condition or prospects, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole; (iii) a material adverse effect on the ability of the Borrower to perform and comply with this Agreement or to pay or perform any of the Obligations; (iv) a material adverse effect on the priority, effectiveness or enforceability of the Security; or (v) a material adverse effect on the condition or prospects, financial or otherwise, of the Borrower;

"OBLIGATIONS" means all obligations, liabilities and indebtedness of the Borrower to the Lender with respect to the principal of and Interest on Advances and the payment or performance of all other obligations, liabilities and indebtedness of the Borrower to the Lender under this Agreement or arising under and pursuant to any one or more of the Credit Facility Documents or with respect to the Advances and all fees, costs, expenses and indemnity obligations thereunder;

"OFFICIAL BODY" means any government or political subdivision or any agency (including, without limitation, any licensing or regulatory agency), body, office, authority, bureau, central bank, monetary authority, commission, department or instrumentality thereof, or any court, board, tribunal, grand jury or arbitrator, commission or instrumentality thereof, whether foreign or domestic and, when used in the context of a particular person having jurisdiction over such person;

"OUTSTANDING AMOUNT" means, in respect of the Credit Facility, on any day, an amount calculated and expressed in U.S. Dollars equal to the aggregate principal amount of all Advances made by the Lender under the Credit Facility;

"PERMITTED ENCUMBRANCES" means, in respect of the Borrower, from time to time, any Lien not intentionally created by the Borrower and covering an asset which the Lender determines (acting reasonably) not to be required for or integral to the operation of the business of the Borrower or the effectiveness or value of the Security, and in respect of which Lien either (i) the same is discharged or
(ii) the Borrower provides the Lender such substituted security as the Lender -shall consider satisfactory, in either (i) or (ii) above within 15 days of written notice from the Lender to the Borrower;

"SECURITY DOCUMENTS" means the documents referred to in Section 4.1 of this Agreement and the agreements, instruments and documents delivered from time to time to the Lender by the Borrower, the Guarantor or any other person, for the purpose of establishing, perfecting, preserving and protecting the Security; and

"SECURITY DOCUMENT" means any one of them as the context prescribes or requires;

"SUBSIDIARY" means, at any time, as to any person, any corporation, partnership or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at such time directly or indirectly owned by such a person; and "Taxes" means any and all present or future taxes (including, without limitation, all stamp, documentary, excise or property taxes), levies, imposts, deductions, charges or withholdings and liabilities with respect thereto.

                                   SCHEDULE B

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

(A) ORGANIZATION AND CORPORATE POWER. The Borrower has been duly incorporated and organized and is validly subsisting and in good standing under the laws of its jurisdiction and has full corporate right, power and authority to enter into and perform its obligations under each of the Credit Facility Documents to which it is or shall be a party and has full corporate right, power and authority to own and operate its properties and to carry on its business;

(b) CONFLICT WITH OTHER INSTRUMENTS. The execution and delivery by the Borrower of each of the Credit Facility Documents and the performance by the Borrower of its obligations thereunder, including, without limitation, the performance of the terms of the Security Documents, do not and will not: (i) conflict with or result in a breach of any of the terms, conditions or provisions of: (A) the Charter Documents of the Borrower; (B) any Law applicable to or binding on the Borrower; or (C) any contractual restriction binding on or affecting the borrower or its properties the breach of which would have a Material Adverse Effect; or
         (ii) result in, or require or permit: (A) the imposition of any Lien on or with respect to the properties now owned or hereafter acquired by the Borrower; or (B) the acceleration of the maturity of any Debt of the Borrower, under any contractual provision binding on or affecting the Borrower;

(c) CONSENTS, OFFICIAL BODY APPROVALS. The execution and delivery of each of the Credit Facility Documents and the performance by the Borrower of its obligations thereunder have been duly authorized by all necessary action on the part of the Borrower, and no Consent under any applicable Law and no registration, qualification, designation, declaration or filing with any Official Body having jurisdiction over the Borrower is or was necessary therefor. The Borrower possesses all Consents, in full force and effect, under any applicable Law which are necessary in connection with the operation of its business, the non-possession of which could reasonably be expected to have a Material Adverse Effect;

(d) EXECUTION OF BINDING OBLIGATION. The Agreement has been duly executed and delivered by the Borrower, and the Agreement constitutes, and the remaining Credit Facility Documents when duly executed by the Borrower pursuant to the Agreement and delivered for value will constitute, legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms;

(e) NO LITIGATION. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, after due inquiry, threatened against or affecting the Borrower (nor, to the knowledge of the Borrower, after due inquiry, any basis therefor) before any Official Body having jurisdiction over the Borrower which purport to or do challenge the validity or propriety of the transactions contemplated by the Credit Facility Documents or the documents, instruments or agreements executed and delivered in connection therewith or

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         related thereto, which if adversely determined could reasonably be expected to have a Material Adverse Effect;

(f) NO DEFAULTS. The Borrower is not in breach of or in default under, in any respect: (i) its Charter Documents; (ii) any applicable Law; (iii) any contract or agreement binding on or affecting it or its property or assets (including, without limitation, the Credit Facility Documents);
         (iv) any material indenture, mortgage, deed of trust; or (v) any writ, judgment, determination or award binding on it or affecting it where such breach or defect could, in the case of (ii), (iii), (iv) or (v) above, have a Material Adverse Effect;

(g) INFORMATION DOCUMENTS. The information contained in the Information Documents is true and accurate in all material respects and does not contain any untrue statement of a material fact. The Information Documents do not omit to state any fact necessary in order to make any of the information contained in the Information Documents not misleading in all material respects;

(h) MATERIAL CHANGES. No changes occurred or are continuing in respect of the financial condition of the Borrower from that set out in the most recently delivered financial statements of the Borrower which could have a Material Adverse Effect; and no Law, regulation, rule or policy, or any change therein, has been enacted or proposed prior to the Closing Date which may have a Material Adverse Effect;

(i) TITLE TO ASSETS. The Borrower has good and marketable title to all of its properties and assets, and the Security will constitute a first charge on the legal and beneficial interests of the Borrower in and to all such properties and assets, subject only to such Liens as are described in Section 7.2(a) of the Agreement and the Permitted Encumbrances;

(j) ABSENCE OF CHANGES. Since the date of the most recently delivered financial statements of the Borrower, the Borrower has carried on its business, operations and affairs only in the ordinary -and normal course consistent with past practice; and

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